CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.14

                                    AGREEMENT


         This Agreement is made by and between Roche Molecular Systems, Inc. ("Roche"), a Delaware corporation, and Specialty Laboratories, Inc. ("Specialty Labs"), Santa Monica, California, hereafter collectively referred to as "The Parties."

                                   BACKGROUND

A. Roche has the right to grant immunities from suit under certain United States Patents describing and claiming, INTER ALIA, a gene amplification process known as the polymerase chain reaction ("PCR") technology.

B. Specialty Labs has attained substantial expertise in validating, documenting and performing sophisticated diagnostic procedures.

C. Specialty Labs desires to obtain an immunity from suit from Roche to practice PCR Technology to perform human IN VITRO clinical laboratory services, and Roche is willing to grant such an immunity on the terms and subject to the conditions provided exclusively in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Roche and Specialty Labs agree as follows:

         1.       DEFINITIONS

         For the purposes of this Agreement, and solely for that purpose, the terms set forth hereinafter shall be defined as follows:

                  1.1. The term "Affiliate" of a designated party to this Agreement shall mean:

                           a) an organization of which fifty percent (50%) or more of the voting stock is controlled or owned directly or indirectly by either party to this Agreement;

                           b) an organization which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of either party to this Agreement;

                           c) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either party to this Agreement; and

                           d) an organization under (a), (b), or (c) above in which the amount of said ownership is less than fifty percent (50%) and that amount is the maximum amount permitted pursuant to the law governing the ownership of said organization.

It is understood and agreed, however, that the term "Affiliate" shall not include Genentech, Inc., a company located at 460 Point San Bruno Boulevard, South San Francisco, California, U.S.A. ("Genentech").

                  1.2. "Assay" shall mean an IN VITRO diagnostic procedure utilizing PCR Technology to detect the presence, absence or quantity of a nucleic acid sequence associated with a specific human disease or condition.

                  1.3. "Diagnostic Product" shall mean an assemblage of reagents, including but not limited to reagents packaged in the form of a kit, useful in performing an Assay.

                  1.4. "Effective Date" shall mean the date on which the last signatory to this Agreement signs the Agreement.

                  1.5. "Licensed Field" shall mean the field of human IN VITRO diagnostics solely for the detection of genetic diseases, genetic pre-disposition to disease, cancer, tissue transplant typing, [***],* and microorganisms associated with infectious diseases.


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* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
 TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  1.6. "Licensed Services" shall mean the performance of an Assay by Specialty Labs to detect nucleic acid sequences associated with a human disease or condition within the Licensed Field. Licensed Services include but are not limited to, any combination of the steps of collecting a sample for analysis, isolating nucleic acid sequences therein, amplifying one or more desired sequences, analyzing the amplified material and reporting the results.

                  1.7. "Licensed Technology" shall mean the application of PCR Technology, as that term is defined in Section 1.10, to perform Licensed Services.

                  1.8. "Net Service Revenues" shall mean gross invoice price for the Licensed Services performed by Specialty Labs (or the fair market value for any nonmonetary consideration which Specialty Labs agrees to receive in exchange for Licensed Services), less the following deductions where they are factually applicable and are not already reflected in the gross invoice price:

                                    (i)     discounts allowed and taken in
                                            amounts customary ____ trade (which
                                            shall include the difference between
                                            the dollar amount charged by
                                            Specialty Labs for a Licensed
                                            Service and the Medicare and/or
                                            Medicaid Limits of Allowance and/or
                                            reimbursement limitations of a Third
                                            Party insurance program); and

                                    (ii)    sales and/or use taxes and/or duties
                                            imposed upon and with specific
                                            reference to particular sales.

         No allowance or deduction shall be made for commissions or collections, by whatever name known.

         It is hereby understood and agreed that, to the extent feasible, the Licensed Services shall at all times be invoiced, listed and billed by Specialty Labs as a separate item in Specialty Labs' invoices, bills and reports to customers. However, in the event a Licensed Service is offered in combination with another non-PCR diagnostic assay(s) or together with a non-testing service(s) (e.g., an interpretive or consultive service) as part of a package (e.g., genetic counseling) (this combination of a Licensed Service with a non-testing or interpretive service is hereinafter referred to as a "Combination Service"), then Net Service Revenues for purposes of determining royalties on a Licensed Service which is part of a Combination Service shall be determined by multiplying the gross invoice price, less applicable deductions, for the Combination Service, by the appropriate fraction in Attachment I hereto. The fraction specified in Attachment I for a particular Licensed Service shall be mutually agreed to by The Parties as accurately reflecting the value contributed by the Licensed Service to the overall value of the package of the Combination Service as offered by Specialty Labs.

         The Net Service Revenues of the Licensed Services that are performed by Specialty Labs for any person, firm or corporation controlling, controlled by, or under common control with Specialty Labs, or enjoying a special course of dealing with Specialty Labs, shall be determined by reference to the Net Service Revenues which would be applicable under this Section in an arm's length transaction by Specialty Labs to a Third Party other than such person, firm or corporation.

                  1.9. [***]* shall mean analysis of human genetic material to ascertain [***]*.

                  1.10. "PCR Technology" shall mean polymerase chain reaction technology covered by United States Patent Nos. B1 4,683,195 and B1 4,683,202 and any reissue or reexamination patents thereof.

                  1.11. "Third Party" shall mean a party other than an Affiliate of The Parties to this Agreement.

         2.       GRANT

                  2.1. Upon the terms and subject to the conditions of this Agreement, Roche hereby grants to Specialty Labs, and Specialty Labs hereby accepts from Roche, a royalty-bearing, non-exclusive immunity from suit under PCR Technology solely to use Licensed Technology to perform Licensed Services within the United States and its possessions and the Commonwealth of Puerto Rico. The Parties understand and agree that no rights are hereby granted, expressly or by implication, under U.S. Patent No. 4,965,188 (the `188 patent). An


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* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
 TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

immunity from suit under the `188 patent may be obtained by purchase of Roche-manufactured polymerase or by contacting the Director of Licensing, Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, CA 94501 (510/865-5400).

                  2.2. The Licensed Technology hereunder may be practiced solely for the performance of Licensed Services and for no other purpose whatsoever, and no other right, immunity or license is granted expressly, impliedly or by estoppel.

                  2.3. Specialty Labs expressly agrees that this Agreement is intended to and does supersede all prior agreements between Specialty Labs and the Cetus Corporation, Roche's predecessor in interest, relating to PCR Technology, including specifically the agreement(s) dated June 3, 1988 and March 13, 1989.

                  2.4. Specialty Labs expressly acknowledges and agrees that the immunity from suit pursuant to this Agreement is personal to Specialty Labs alone and Specialty Labs shall have no right to sublicense, assign or otherwise transfer or share its rights under the foregoing immunity from suit and further agrees that Licensed Services will be performed, offered, marketed and sold only by Specialty Labs and Specialty Labs shall not authorize any other party, including Affiliates, to practice the Licensed Technology, nor shall it practice the Licensed Technology in conjunction with any other party.

                  2.5. For each Combination Service that Specialty Labs offers pursuant to this immunity from suit, Specialty Labs agrees that it will notify Roche at least sixty (60) days before it commercializes said Combination Service. The Parties shall then agree on the fraction of the value of Combination Services which is attributable to the Licensed Service component. As to all other Licensed Services offered by Specialty Labs which are not part of a Combination Service, Specialty Labs agrees to keep Roche informed about the availability from Specialty Labs of each such Service within a reasonable time after Specialty Labs commences offering the Service.

                  2.6. Roche hereby grants to Specialty Labs the right and Specialty Labs accepts and agrees to credit Roche as the source of PCR Technology rights in Specialty Labs' promotional materials and any other materials intended for distribution to Third Parties as follows:

         "This test is performed pursuant to an agreement with Roche Molecular Systems, Inc."

         3.       ACKNOWLEDGMENT AND AGREEMENT ON DIAGNOSTIC PRODUCTS

                  3.1. Specialty Labs acknowledges and agrees that the immunity granted hereunder is for the performance of Licensed Services only and does not include any right to make, have made, offer or sell any products, including devices, PCR reagents, kits or Diagnostic Products. Specialty Labs further acknowledges and agrees that Roche Affiliates are in the business of providing clinical laboratory testing services and the commercial sale of diagnostic testing systems and therefore may compete directly with Specialty Labs' business.

         4.       ROYALTIES, RECORDS AND REPORTS

                  4.1. ROYALTIES. For the right and privileges granted under this Agreement, Specialty Labs shall pay to Roche earned royalties equal to [***]* of Specialty Labs' Net Service Revenues for each Assay performed.

                  4.2. Specialty Labs shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to Roche by way of royalty or by way of any other provision under this Agreement. Such books and the supporting data shall be open at all reasonable times for three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), to the inspection of Roche or an independent certified public accountant retained by Roche for the purpose of verifying Specialty Labs' royalty statements or Specialty Labs' compliance in other respects with this Agreement. If in dispute, such records shall be kept until the dispute is settled. The inspection of records shall be at Roche's sole cost and expense, unless the inspector concludes that royalties reported by Specialty Labs for the period being audited are understated by five percent (5%) or more from the actual royalties, in which case the costs and expenses of such inspection shall be paid by Specialty Labs.


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* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
 TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  4.3. Specialty Labs shall within thirty (30) days after the first day of January, April, July and October of each year deliver to Roche a true and accurate royalty report. This report shall give such particulars of the business conducted by Specialty Labs during the preceding three (3) calendar months as are pertinent to an accounting for royalty under this Agreement and shall include at least the following:

                           (i) the number of tests performed in connection with performance of the Licensed Services and Combination Services during those three
                                    (3) months;

                           (ii) compilation of billings thereon and the allowable deductions therefrom;

                           (iii) Net Service Revenues and the calculation of total royalties thereon; and

                           (iv) the calculation of the net royalty payable to Roche. If no royalties are due, it shall be so reported.

         This report shall be sent to the following Roche address:

                           Roche Molecular Systems, Inc.
                           1145 Atlantic Avenue, Suite 100
                           Alameda, California 94501

                           Attn:  Licensing Manager

         The correctness and completeness of each such report shall be attested to in writing by the responsible financial officer of Specialty Labs' organization or by Specialty Labs' external auditor or by the chairman or other head of Specialty Labs' internal audit committee.

         Simultaneously with the delivery of each such report, Specialty Labs shall pay to Roche the royalty and any other payments due under this Agreement for the period covered by such report. All payments due Roche hereunder shall be sent by the due date to the following address:

                           Roche Molecular Systems, Inc.
                           P.O. Box 18139

                           Newark, New Jersey 07191

or to any address that Roche may advise in writing.

                  4.4. All amounts payable hereunder by Specialty Labs to Roche shall be payable in United States currency.

                  4.5. Specialty Labs' obligation to pay royalties pursuant to this Agreement shall terminate upon a final holding of invalidity or unenforceability of all the patents identified in Section 1.10, SUPRA, by a court of appellate jurisdiction or by a trials court from which no appeal is or can be taken.

                  4.6. If Specialty Labs shall fail to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear interest at the Citibank NA base lending rate ("prime rate") plus 2% from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum allowed by law at the time payment is due.

         5.       PERFORMANCE OF LICENSED SERVICES

                  The Parties agree that quality assurance is of utmost importance in the performance of Licensed Services. To that end, Specialty Labs agrees that it will:

                           a) participate in at least one independent proficiency testing program for each Licensed Service when such program(s) becomes available; and

                           b) comply with all Medicare, Medicaid and /or CLIA standards for diagnostic testing as well as all other applicable federal, state and local regulations applicable to human diagnostic testing.

         6.       TECHNOLOGY NOTIFICATION

                  6.1. With respect to any invention, improvement or discovery (hereinafter referred to as "Discoveries" in this Article) of Specialty Labs made after entering into this Agreement, resulting from work conducted under this Agreement and being applicable to PCR, if Specialty Labs decides to license that Discovery to Third Parties, then Specialty Labs agrees to provide to Roche, unless not possible due to Specialty Labs' previous commitment to Third Parties relating to said Discoveries, a reasonable opportunity to negotiate a license to use said Discoveries in PCR-based diagnostic products and services. Such Discoveries include, but are not limited to, improvements of the PCR process or in the performance of Assays, modifications to or new methods of performing the Assays, including the automation of the PCR process or of the Assays.

                  6.2. Any agreement reached between The Parties as a result of Specialty Labs' notification to Roche of a Discovery pursuant to Section 6.1 hereto shall be upon terms and conditions negotiated in good faith by The Parties.

         7.       DILIGENCE

                  Specialty Labs shall exercise reasonable diligence in developing, testing, validating, documenting, promoting and selling the Licensed Services. In the course of such diligence, Specialty Labs shall take appropriate steps including, upon reasonable written request of Roche, furnish Roche with representative copies of all promotional material relating to the Licensed Services.

         8.       TERM AND TERMINATION.

                  8.1. The immunity granted to Specialty Labs herein shall commence on the Effective Date and terminate the earliest of (a) five (5) years from said Effective Date or (b) the date of expiration of the last to expire of the patents included within the PCT Technology, which patent contains at least one claim covering the performance of Licensed Services. At the end of the five year term, this Agreement is renewable upon the same terms and conditions, for successive one (1) year periods unless either party notifies the other in writing within one hundred and twenty (120) days of the end of each one year period of its intent to terminate this Agreement. Termination pursuant to such notice shall be effective at the end of said one hundred and twenty (120) day notice period.

                  8.2. If in the course of performing and offering Licensed Services, Specialty Labs fails to comply with the quality assurance provisions of Article 5, Specialty Labs shall so notify Roche and Roche shall notify Specialty Labs to correct the defects. Specialty Labs shall have thirty (30) days from receipt of such notice to cure all defects of which it is notified. If Specialty Labs does not cure all such defects within the designated thirty (30) days, Roche may then in its sole discretion terminate this Agreement in its entirety, or portion thereof immediately. For the purposes of this Section and this Agreement, Specialty Labs' failure to provide an accurate and correct test result when participating in an independent proficiency testing program pursuant to Section 5.1 (a), on two consecutive evaluations, shall automatically be deemed a failure to comply with Article 5 and shall be a material breach of this Agreement.

                  8.3. Notwithstanding any other Section of this Agreement, Specialty Labs may terminate this Agreement for any reason on thirty (30) days' written notice to Roche.

                  8.4. The decision of a Court of Administrative body finding Roche liable or culpable due to Specialty Labs' performance of Licensed Services shall give Roche the right to terminate this Agreement immediately upon notification to Roche of said decision.

                  8.5. The immunity granted hereunder to Specialty Labs shall automatically terminate upon (i) an adjudication of Specialty Labs as bankrupt or insolvent, or Specialty Labs' admission in writing of its inability to pay its obligations as they mature; (ii) or an assignment by Specialty Labs for the benefit of creditors; (iii) or Specialty Labs' applying for or consenting to the appointment of a receiver, trustee or similar officer for any substantial part of its property; (iv) such receiver, trustee or similar officers appointment without the application or consent of Specialty Labs, if such appointment, shall continue undischarged for a period of ninety (90) days; or Specialty Labs' instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement, or similar proceeding relating to Specialty Labs under the laws of any jurisdiction; (v) or the institution of any such proceeding (by petition, application or otherwise) against Specialty Labs, if such proceeding shall remain undismissed for a period of ninety (90) days or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of Specialty Labs, if such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; (vi) loss of Specialty Labs' federal or state licenses permits or accreditation necessary for operation of Specialty Labs as a healthcare institution.

                  8.6. Roche shall have the right to terminate this Agreement by written notice to Specialty Labs upon any change in the ownership or control of Specialty Labs or of its assets. Termination under this Section shall be effective immediately upon receipt by Specialty Labs of Roche's notice of termination. For such purposes, a "change in ownership or control" shall mean that 30% or more of the voting stock of Specialty Labs become subject to the control of a person or entity, or any related group of persons or entities acting in concert, which person(s) or entity(ies) did not control such proportion of voting stock as of the effective date of the Agreement. Analogously, Roche shall have the right to terminate this Agreement upon any transfer or sale of 30% or more of the assets of Specialty Labs to another party.

                  8.7. BREACH. Upon the breach of or default of a material term under this Agreement by Specialty Labs, Roche may terminate this Agreement upon thirty (30) days' written notice to Specialty Labs. Said notice shall become effective at the end of the thirty-day (30) period, unless during said period Specialty Labs fully cures such breach or default to Roche's reasonable satisfaction and notifies Roche of such a cure.

                  8.8. Upon termination of this Agreement as provided herein, all immunities and rights granted to Specialty Labs hereunder shall revert to or be retained by Roche. To the extent Roche has licensed technology or know-how of Specialty Labs pursuant to Article 6 hereto, those licenses shall remain in full force according to their terms.

                  8.9. Specialty Labs' obligations to report to Roche and to pay royalties to Roche as to the Licensed Services performed under this Agreement prior to termination or expiration of the Agreement shall survive such termination or expiration.

         9.       CONFIDENTIALITY - PUBLICITY

                  9.1. Except as otherwise specifically provided in Section 2.5, Specialty Labs agrees to obtain Roche's approval before distributing any written information, including but not limited to promotional and sales materials, to Third Parties which contains references to Roche or this Agreement. Roche's approval shall not be unreasonably withheld or delayed and, in any event, Roche's decision shall be rendered within three (3) weeks of receipt of the written information. Once approved, such materials, or abstracts of such materials, which do not materially alter the context of the material originally approved may be reprinted during the term of the Agreement without further approval by Roche unless Roche has notified Specialty Labs in writing of its decision to withdraw permission for such use.

                  9.2. Each Party agrees that any financial, legal or business information or any technical information disclosed to it (the "Receiving Party") by the other (the "Disclosing Party") in connection with this Agreement shall be considered confidential and proprietary and the Receiving Party shall not disclose same to any Third Party and shall hold it in confidence for a period of five (5) years and will not use it other than as permitted under this Agreement provided, however, that any information, know-how or data which is orally disclosed to the Receiving Party shall not be considered confidential and proprietary unless such oral disclosure is reduced to writing and given to the Receiving Party in written form within thirty (30) days after oral disclosure thereof. Such confidential and proprietary information shall include, without limitation, marketing and sales information, commercialization plans and strategies, research and development work plans, and technical information such as patent applications, inventions, trade secrets, systems, methods, apparatus, designs, tangible material, organisms and products and derivatives thereof.

                  9.3. The above obligations of confidentiality shall not be applicable to the extent:

                           a) such information is general public knowledge or, after disclosure hereunder, becomes general or public knowledge through no fault of the Receiving Party; or

                           b) such information can be shown by the Receiving Party by its written records to have been in its possession prior to the receipt thereof hereunder; or

                           c)       such information is received by the
                                    Receiving Party from any Third Party for use or disclosure by the Receiving Party without any obligation to the Disclosing Party provided, however, that information received by the Receiving Party from any Third Party funded by the Disclosing Party (e.g. consultants, subcontractors, etc.) shall not be released from confidentiality under this exception; or

                           d) the disclosure of such information is reasonably needed for use in connection with performing, offering and selling Licensed Services; or

                           e) the disclosure of such information is required or desirable to comply with or fulfill governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals.

                  9.4. With the exception of Section 2.5, each party shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement and shall refrain from making any public announcement or disclosure of this Agreement or its terms without the prior consent of the other party, except to the extent a party concludes in good faith that such disclosure is required under applicable law or regulations, in which case the other party shall be notified in advance.

         10.      COMPLIANCE

                  In exercising any and all rights and in performing its obligations hereunder, Specialty Labs shall comply fully with any and all applicable laws, regulations and ordinances and shall obtain and keep in effect licenses, permits and other governmental approvals, whether at the federal, state or local levels, necessary or appropriate to carry on its activities hereunder. Specialty Labs further agrees to refrain from any activities that would have an adverse effect on the business reputation of Roche. Roche will advise Specialty Labs of any such activities and Specialty Labs will have thirty
(30) days to correct such activity.

         11.      ASSIGNMENT

                   This Agreement shall not be assigned by Specialty Labs (including without limitation any purported assignment or transfer that would arise from a sale or transfer of Specialty Labs' business). Roche may assign all or any part of its rights and obligations under this Agreement at any time without the consent of Specialty Labs. Specialty Labs agrees to execute such further acknowledgments or other instruments as Roche may reasonably request in connection with such assignment.

         12.      NEGATION OF WARRANTIES AND INDEMNITY

                          12.1. Nothing in this Agreement shall be construed as:

                           a) a warranty or representation by Roche as to the validity or scope of any Licensed Technology;

                           b) a warranty or representation that the practice of the Licensed Technology is or will be free from infringement of patents of Third Parties (however, Roche is not aware of any such infringement and no such claim has been made);

                           c) an obligation to bring or prosecute actions or suits against Third Parties for infringement;

                           d) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof, of Roche;

                           e) conferring by implication, estoppel or otherwise any license, right or immunity under any patents or patent applications of Roche other than those specified in PCR Technology, regardless of whether such patents and patent applications are dominant or subordinate to those in PCR Technology;

                           f) an obligation to furnish any know-how not provided in PCR Technology; or

                           g) creating any agency, partnership, joint venture or similar relationship between Roche and Specialty Labs.

                  12.2. ROCHE MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  12.3. Specialty Labs acknowledges that the technology licensed hereby is experimental in nature and agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of such technology. Specialty Labs shall assume full responsibility for its use of the Licensed Technology and shall defend, indemnify and hold Roche harmless from and against all liability, demands, damages, expenses (including attorneys' fees) and losses for death, personal injury, illness, property damage or any other injury or damage, including any damages or expenses arising in connection with state or federal regulatory action in view of the use by Specialty Labs of the Licensed Technology, except that Specialty Labs shall not be liable to Roche for injury or damage arising solely because of Roche's negligence. As used in this Section, "Specialty Labs" includes its officers, directors, agents and employees.

                  12.4. Roche warrants and represents that it has the right and power to grant this immunity from suit to Specialty Labs and that the granting of such immunity does not require the consent or approval of a Third Party. Roche does hereby place Specialty Labs on notice, however, that the Eastman Kodak Company ("Kodak") has asserted certain interests in PCR Technology, which assertions are the subject of an arbitration proceeding between Kodak, Roche and the Cetus Corporation (now part of Chiron). Roche believes that any claims Kodak has asserted or may assert, as would impact this Agreement, are without merit. However, The Parties expressly agree that Roche will not be held responsible or liable in any way to Specialty Labs in the event that Kodak is found to have certain rights in PCR Technology that may impact this Agreement or the rights granted hereunder.

         13.      GENERAL

                  13.1. This Agreement constitutes the entire agreement between The Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of The Parties.

                  13.2. Any notice required or permitted to be given by this Agreement shall be given by postpaid, first class, registered or certified mail, or by courier or facsimile, properly addressed to the other party at the respective address as shown below:

         If to Roche for legal notice:

                           Roche Molecular Systems, Inc.
                           340 Kingsland Street
                           Nutley, New Jersey 07110
                           Attn:  Corporate Secretary

         If to Roche for any other reason:

                           Roche Molecular Systems, Inc.
                           1145 Atlantic Avenue, Suite 100
                           Alameda, California 94501
                           Attn:  Licensing Manager

         If to Specialty Labs:

                           Specialty Laboratories, Inc.
                           2211 Michigan Avenue
                           Santa Monica, California 90404-3900
                           Attn:  President

Either party may change its address by providing notice to the other party. Unless otherwise specified herein, any notice given in accordance with the foregoing shall be deemed given within four (4) full business days after the day of mailing, or one full day after the date of delivery to the courier, or the date of facsimile transmission, as the case may be.

                  13.3. GOVERNING LAW AND VENUE. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New Jersey, U.S.A., except as to any issue which by the law of New Jersey depends upon the validity, scope or enforceability of any patent within the Licensed Technology, which issue shall be determined in accordance with the applicable patent laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from this Agreement shall be in the United States District Court for the District of New Jersey if federal jurisdiction exists, and if no federal jurisdiction exists, then in the Superior Court of New Jersey.

                  13.4. ARBITRATION. Notwithstanding the provisions of Section
13.3 above, any dispute concerning solely the determination of facts such as, but not limited to, (i) the value of a Combination Service and a Licensed Service pursuant to Section 1.8; (ii) a determination of royalty rate payments owed pursuant to Section 4.1; (iii) compliance with quality assurance pursuant to Article 5; (iv) good faith compliance with Article 6; and which dispute does not involve a question of law, shall be settled by final and binding arbitration at a mutually convenient location in the State of New Jersey pursuant to the commercial arbitration rules of the American Arbitration Association, in accordance with the following procedural process:

                           (a) The arbitration tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal.

                           (b) The decision of the arbitration tribunal shall be final and judgment upon such decision may be entered in any competent court for juridical acceptance of such an award and order of enforcement. Each party hereby submits itself to the courts of the place of arbitration, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.

         Each party hereby submits itself to the jurisdiction of the courts of the place of arbitration, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.

                  13.5. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of The Parties to enter into this contract and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

                  13.6. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

         IN WITNESS WHEREOF, The Parties hereto have set their hands and seals and duly executed this Agreement on the date(s) indicated below, to be effective the day and year first above written.

ROCHE MOLECULAR SYSTEMS, INC.           SPECIALTY LABORATORIES, INC.


By:      /s/ KATHY ORDONEZ              By:      /s/
         --------------------------              --------------------------
         Kathy Ordonez

Title:   President                      Title:   President

Date:    MAY 28, 1992                   Date:    JUNE 6, 1992
         --------------------------              --------------------------

                                  ATTACHMENT I

Licensed Services                                 Percent of Net Service
-----------------                                 Revenues for Combined
                                                  Services which is
                                                  Attributable to Licensed
                                                  Services
                                                  ------------------------
         Tests in Planning
         -----------------
         1.       [***]*

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

                                  ATTACHMENT I

                              COMBINATION SERVICES



                                       PERCENT OF NET SERVICE
                                       REVENUES FOR COMBINATION
                                       SERVICES WHICH IS
                                       ATTRIBUTABLE TO LICENSED
LICENSED SERVICES                      SERVICES
-----------------                      -------------------------------------

[***]*                                                [***]*

[***]*                                                [***]*


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

                                  AMENDMENT TO
                        PCR DIAGNOSTIC SERVICE AGREEMENT

         This is an amendment (hereinafter "Amendment") to the PCR Diagnostic Services Agreement dated June 6, 1992 ("the Agreement"), between Roche Molecular Systems, Inc. ("RMS") , having an office at 1080 U.S. Highway 202, Branchburg Township, Somerville, New Jersey 08876-3771, and Specialty Laboratories, Inc. ("Specialty Labs"), Santa Monica, California, hereinafter collectively referred to as "The Parties".

                                   BACKGROUND

         On June 6, 1992, The Parties entered into an Agreement whereby RMS granted Specialty Labs an immunity from suit under certain of RMS's patents describing and claiming polymerase chain reaction ("PCR") to perform human IN VITRO clinical laboratory services.

         The Parties to the above-referenced Agreement desire to amend certain terms of the Agreement upon the terms and conditions set forth herein.

         NOW THEREFORE, for and in consideration of the premises and of mutual covenants and agreements contained herein, RMS and Specialty Labs agree as follows:

1.       The Agreement is hereby amended as follows:

         A. Article 4.1 is deleted in its entirety and replaces with the following:

                  "4.1     ROYALTIES.

                           a) For the rights and privileges granted under this Agreement, Specialty Labs shall pay to RMS earned royalties equal to:

                               i)   [***]* of Specialty Labs's Net Service
                                    Revenues for each Licensed Service performed when no annual minimum payment is made;

                               ii)  [***]* of Specialty Labs's Net Service
                                    Revenues for each Licensed Service performed when a Level I annual minimum is made;

                               iii) [***]* of Specialty Labs's Net Service
                                    Revenues for each Licensed Service performed when a Level II annual minimum payment is made; and

                               iv)  [***]* of Specialty Labs's Net Service
                                    Revenues for each Licensed Service performed when a Level III annual minimum payment is made.

                           Payment levels for 1997 are listed on the attached
                  Appendix A. RMS will inform Specialty Labs, no later than December 1st of the current year, of the

--------------------------
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TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  minimum payments required at each level for the next calendar year. Under no circumstances will the royalty be less than [***]*.

                           b) Such up-front payment of annual minimum royalties is fully creditable against royalties earned in the calendar year for which the payment has been made. The annual minimum payment shall be made within thirty (30) days of the first January for each year that Specialty Labs wishes to make such payment."

2. Except as specifically amended hereby, all the terms and provisions of the Agreement remain unchanged and in full force and effect.

3.       The Effective Date of this Agreement shall be January 1, 1997.

         IN WITNESS WHEREOF, The Parties hereto have set their hands and seals and duly executed this Amendment on the date(s) indicated below.

ROCHE MOLECULAR SYSTEMS, INC.                 SPECIALTY LABORATORIES, INC.


By:      /s/ TOM WHITE                      By:      /s/ BART E. THIELEN
         ---------------------------                 ---------------------------

Name:    Tom White                          Name:    Bart E. Thielen

Title:   Vice President, R&D                Title:   V.P. Finance

Date:    AUGUST 14, 1997                    Date:    AUGUST 25, 1997
         ---------------------------                 ---------------------------

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


APPENDIX A



Annual Minimum Payments for 1997



Level I              [***]*

Level II             [***]*

Level III            [***]*

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


Roche Molecular Systems





August 17, 1993



James B. Peter, M.D., Ph.D
President
Specialty Laboratories, Inc.
2211 Michigan Avenue
Santa Monica, CA  90404-3900

Re: License Agreement dated June 6, 1992 by and between Roche Molecular Systems, Inc. and Specialty Laboratories, Inc.

Dear Dr. Peter:

Over 100 laboratories in 31 states are now participating in Roche Molecular Systems' PCR licensing program performing tests for a wide range of genetic traits and infectious agents. In our continued effort to meet the needs of the medical diagnostics community, RMS is pleased at this time to offer Specialty Laboratories, Inc. and our other licensees several additions to the PCR diagnostic service license agreement.

We are extending the term of your license, adding a "bad debt" provision, and expanding the list of patent rights under which you are licensed, with no increase royalty rates. The enclosed Amendment and Rider, when fully executed, will modify the Roche/Specialty Labs agreement to include the changes, which we believe will be beneficial to you and your organization. The changes are:

- The arbitration between Eastman Kodak and Roche has been concluded, and there is no longer any need for the language of Section 12.4, which has been deleted in its entirety from new agreements.

- The term of the Agreement, currently set at five (5) years from the date of execution is hereby extended to the life of the basic PCR patents (which expire on July 28, 2004).

- Three new patents have issued to Roche which cover specific uses of the PCR process. These are U.S. Patents #5,176,995, covering the use of PCR in virus detection, #5,008,182, covering the detection of HIV, and #5,219,727, on a method of quantitative PCR. We are extending to you, in the enclosed Rider, rights under these patents for the term of the Agreement.

- We have added to the definition of Net Service Revenues, an allowance for uncollectible billings up to a maximum of 2% of gross billings.

Specialty Laboratories, Inc.
August 17, 1993
Page 2



If you elect to have the foregoing modifications apply to the agreement with Specialty Labs, please sign the Amendment and Rider and return one fully executed original of each document to me within forty-five (45) days of the date of this letter. If we do not receive the executed documents within forty-five days, your PCR Agreement will remain unchanged.

Please contact the RMS Licensing office if you have any questions. You may call me at the number shown above, Kathe Kiehn at (510) 814-2970, or Beverly Dynes at
(510) 814-2976.

With best wishes for your success.

Sincerely,



Ellen Daniell, Ph.D.
Director of Licensing
Roche Molecular Systems, Inc.

Enclosure(s)